Exhibit 10.1

EXECUTION VERSION

INCREMENTAL AMENDMENT NO. 1

INCREMENTAL AMENDMENT NO. 1, dated as of June 16, 2014 (this “Incremental Amendment”), among American Tire Distributors, Inc., a Delaware corporation (the “Borrower”), American Tire Distributors Holdings, Inc., a Delaware corporation (“Holdings”), the other Guarantors party hereto, the New 2014 Term Lenders (as hereinafter defined) and Bank of America, N.A., as Administrative Agent.

WHEREAS, reference is hereby made to the Credit Agreement, dated as of March 28, 2014 (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified prior to giving effect to this Incremental Amendment, the “Credit Agreement”), among Holdings, the Borrower, each Guarantor from time to time party thereto, Bank of America, N.A., as Administrative Agent and the Lenders from time to time party thereto;

WHEREAS, as of the date hereof, the Borrower, Holdings, the other Guarantors party hereto, the Administrative Agent and the New 2014 Term Lenders desire to amend the Credit Agreement pursuant to amendments authorized by Section 2.12(f) of the Credit Agreement to permit the borrowing of the New 2014 Term Loans (as hereinafter defined) pursuant to this Incremental Amendment and to designate such New 2014 Term Loans as “Initial Term Loans” for all purposes under the Credit Agreement;

WHEREAS, the Borrower desires to obtain New 2014 Term Loans in an aggregate principal amount of up to $420,000,000, consisting of up to $340,000,000 in aggregate principal amount of New 2014 Initial Term Loans and up to $80,000,000 in aggregate principal amount of New 2014 Delayed Draw Term Loans;

WHEREAS, each New 2014 Term Lender has agreed to provide such New 2014 Term Loans in accordance with the terms and conditions set forth in this Incremental Amendment and in the Amended Credit Agreement (as hereinafter defined);

WHEREAS, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Arranger”) has agreed to act in the role and pursuant to the title set forth in the Engagement Letter (as hereinafter defined) in respect of this Incremental Amendment;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Amended Credit Agreement. The rules of construction and other interpretive provisions specified in Sections 1.02, 1.05 and 1.06 of the Amended Credit Agreement shall apply to this Incremental Amendment, including terms defined in the preamble and recitals hereto.

(b) As used in this Incremental Amendment, the following terms have the meanings specified below:

“Amended Credit Agreement” shall mean the Credit Agreement, as amended by this Incremental Amendment.

“Incremental Amendment No. 1 Effective Date” shall have the meaning provided in Section 8 hereof.

“New 2014 Delayed Draw Term Loan” shall have the meaning provided in Section 2 hereof.

“New 2014 Delayed Draw Term Loan Commitment” shall mean, in the case of each Lender, the amount set forth opposite such Lender’s name on Schedule 1 to this Incremental Amendment as such Lender’s “New 2014 Delayed Draw Term Loan Commitment”. The aggregate principal amount of all New 2014 Delayed Draw Term Loan Commitments as of the Incremental Amendment No. 1 Effective Date is $80,000,000.

“New 2014 Delayed Draw Term Loan Lender” shall mean a Lender with a New 2014 Delayed Draw Term Loan Commitment.

“New 2014 Initial Term Loan” shall have the meaning provided in Section 2 hereof.

“New 2014 Initial Term Loan Commitment” shall mean, in the case of each Lender, the amount set forth opposite such Lender’s name on Schedule 1 to this Incremental Amendment as such Lender’s “New 2014 Initial Term Loan Commitment”. The aggregate principal amount of all New 2014 Initial Term Loan Commitments as of the Incremental Amendment No. 1 Effective Date is $340,000,000.

“New 2014 Initial Term Loan Lender” shall mean a Lender with a New 2014 Initial Term Loan Commitment.

“New 2014 Term Lender” shall mean a New 2014 Initial Term Loan Lender or a New 2014 Delayed Draw Term Loan Lender.

“New 2014 Term Loan” shall mean a New 2014 Initial Term Loan or a New 2014 Delayed Draw Term Loan.

Section 2. New 2014 Term Loans.

(a) (i) On the Incremental Amendment No. 1 Effective Date, subject to the terms and conditions set forth herein and in the Amended Credit Agreement, each New 2014 Initial Term Lender, severally and not jointly, shall make a loan or loans (each, a “New 2014 Initial Term Loan”) to the Borrower in accordance with this Section 2(a)(i) and Section 2.01 of the Amended Credit Agreement in an amount equal to its New 2014 Initial Term Loan Commitment; and (ii)

on the Delayed Draw Borrowing Date (as defined in the Amended Credit Agreement), subject to the terms set forth herein and in the Amended Credit Agreement and solely on the conditions set forth in Section 9 hereof, each New 2014 Delayed Draw Term Lender, severally and not jointly, shall make a loan or loans (each, a “New 2014 Delayed Draw Term Loan”) to the Borrower in accordance with this Section 2(a)(ii) and Section 2.01 of the Amended Credit Agreement in an amount equal to its New 2014 Delayed Draw Term Loan Commitment.

(b) Each New 2014 Term Lender hereby consents to the following Interest Periods:

(i) in connection with its New 2014 Initial Term Loans, an Interest Period beginning on the Incremental Amendment No. 1 Effective Date and ending on the last days of the Interest Periods then in effect with respect to any outstanding Initial Term Loans, in amounts pro rata across such Interest Periods with the other Term Loans outstanding on the Incremental Amendment No. 1 Effective Date, in respect of the Eurodollar Borrowing of New 2014 Term Loans incurred on the Incremental Amendment No. 1 Effective Date; and

(ii) in connection with any New 2014 Delayed Draw Term Loans incurred on the Delayed Draw Borrowing Date, an Interest Period beginning on the Delayed Draw Borrowing Date and ending on the last days of the Interest Periods then in effect with respect to any outstanding Initial Term Loans, in amounts pro rata across such Interest Periods with the other Term Loans outstanding on the Delayed Draw Borrowing Date, in respect of the Eurodollar Borrowing of New 2014 Delayed Draw Term Loans incurred on the Delayed Draw Borrowing Date.

Section 3. Amendment; Borrowings on Incremental Amendment No. 1 Effective Date. (a) Each of the parties hereto agrees that, effective on the Incremental Amendment No. 1 Effective Date and immediately prior to the borrowing of the New 2014 Initial Term Loans, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(b) With effect from the effectiveness of this Incremental Amendment, each New 2014 Initial Term Loan made on the Incremental Amendment No. 1 Effective Date and each New 2014 Delayed Draw Term Loan made on the Delayed Draw Borrowing Date, in each case, in accordance with Section 2(a) hereof and the applicable provisions of the Amended Credit Agreement shall constitute, for all purposes of the Amended Credit Agreement, a Term Loan made pursuant to the Amended Credit Agreement and this Incremental Amendment; provided that pursuant to this Incremental Amendment, each such New 2014 Term Loan shall constitute an “Initial Term Loan” for all purposes of the Amended Credit Agreement, and all provisions of the Amended Credit Agreement applicable to Initial Term Loans shall be applicable to such New 2014 Term Loans.

(c) The New 2014 Initial Term Loan Commitments provided for hereunder shall terminate on the Incremental Amendment No. 1 Effective Date immediately upon the borrowing of the New 2014 Initial Term Loans pursuant to Section 2(a)(i) hereof. The New 2014 Delayed Draw Term Loan Commitments provided for hereunder shall terminate on the earlier of (i) the Delayed Draw Borrowing Date immediately upon the borrowing of the New 2014 Delayed Draw Term Loans pursuant to Section 2(a)(ii) hereof and (ii) 5:00 p.m. (New York City time) on the New 2014 Delayed Draw End Date (as defined in the Amended Credit Agreement).

Section 4. Effect of Amendment; Reaffirmation; Etc. Except as expressly set forth herein or in the Amended Credit Agreement, this Incremental Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or under any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing, (i) each Loan Party acknowledges and agrees that (A) each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended hereby) and (B) the Collateral Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Obligations (including, for the avoidance of doubt, the New 2014 Initial Term Loans made on the Incremental Amendment No. 1 Effective Date and the New 2014 Delayed Draw Term Loans made on the Delayed Draw Borrowing Date) on the terms and conditions set forth in the Collateral Documents, and hereby ratifies the security interests granted by it pursuant to the Collateral Documents and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Guaranty with respect to all of the Obligations (including, for the avoidance of doubt, the New 2014 Initial Term Loans made on the Incremental Amendment No. 1 Effective Date and the New 2014 Delayed Draw Term Loans made on the Delayed Draw Borrowing Date). On and as of the Incremental Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Credit Agreement shall refer to the Credit Agreement as amended hereby.

Section 5. Representations of Loan Parties. Each of the Loan Parties hereby represents and warrants that as of the Incremental Amendment No. 1 Effective Date, immediately prior to and immediately after giving effect to the transactions contemplated by this Incremental Amendment on the Incremental Amendment No. 1 Effective Date, including the borrowing of any New 2014 Initial Term Loans provided for herein:

(a) the representations and warranties set forth in Article V of the Amended Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Incremental Amendment No. 1 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any such representation and warranty that is qualified by “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to such qualification therein) on and as of the Incremental Amendment No. 1 Effective Date with the same effect as though made on and as of such date or such earlier date, as applicable;

(b) no Default or Event of Default shall exist or would result from the transactions contemplated by this Incremental Amendment, including the borrowing of New 2014 Initial Term Loans;

(c) this Incremental Amendment is an “Incremental Amendment” under and as defined in Section 2.12(f) of the Credit Agreement and after giving pro forma effect to the incurrence of the New 2014 Initial Term Loans, the Secured Net Leverage Ratio for the Test Period most recently ended is less than or equal to 4.00 to 1.00 (calculating the Secured Net Leverage Ratio without netting the cash proceeds from the New 2014 Initial Term Loans); and

(d) on the Incremental Amendment No. 1 Effective Date, after giving effect to all of the transactions contemplated hereby (including the incurrence of the New 2014 Initial Term Loans): (i) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries, on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Incremental Amendment No. 1 Effective Date.

Section 6. Governing Law. THIS INCREMENTAL AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7. Counterparts. This Incremental Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Incremental Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Incremental Amendment.

Section 8. Effectiveness. This Incremental Amendment, and the obligation of each New 2014 Initial Term Lender to make the New 2014 Initial Term Loan to be made by it pursuant to Section 2(a)(i) hereof, shall become effective on the date (the “Incremental Amendment No. 1 Effective Date”) when each of the following conditions shall have been satisfied:

(a) the Administrative Agent shall have received counterparts of this Incremental Amendment executed and delivered by a duly authorized officer of each of (i) the Loan Parties, (ii) the Administrative Agent and (iii) the New 2014 Term Lenders;

(b) the Borrower shall have paid all fees due and payable to the Arranger pursuant to that certain engagement letter, dated as of June 3, 2014 (the “Engagement Letter”), among the Borrower, the Arranger and TPG Capital BD, LLC;

(c) the Administrative Agent and the Arranger shall have received all reasonable and documented costs and expenses required to be paid or reimbursed under Section 10.04 of the Credit Agreement or the Engagement Letter for which invoices have been presented three Business Days prior to the Incremental Amendment No. 1 Effective Date;

(d) the representations and warranties set forth in Section 5 hereof shall be true and correct;

(e) the Administrative Agent shall have received:

(i) a certificate of each Loan Party, dated the Incremental Amendment No. 1 Effective Date, executed by two Responsible Officers of such Loan Party, substantially in the form of the certificates delivered on the Closing Date pursuant to Section 4.01(a)(v) of the Credit Agreement (together with the attachments described therein);

(ii) a certificate of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party;

(iii) a copy of the resolutions of the board of directors or other governing body, as applicable, of each Loan Party (or a duly authorized committee thereof) authorizing (a) the execution, delivery and performance of this Incremental Amendment (and any agreements relating thereto) to which it is a party and (b) in the case of the Borrower, the borrowings of the New 2014 Term Loans contemplated hereunder;

(iv) a customary legal opinion of (w) Simpson Thacher & Bartlett LLP, special New York counsel to Holdings, the Borrower and its Subsidiaries, (x) Benesch, Friedlander, Coplan & Aronoff LLP, special Ohio counsel to Holdings, the Borrower and its Subsidiaries, (y) Finn Dixon & Herling LLP, special Connecticut counsel to Holdings, the Borrower and its Subsidiaries and (z) K&L Gates LLP, special New Jersey and Washington counsel to Holdings, the Borrower and its Subsidiaries, in each case substantially in the form of the respective opinions delivered on the Closing Date pursuant to Section 4.01(a)(vi) of the Credit Agreement;

(v) a solvency certificate from the chief financial officer of the Borrower, dated the Incremental Amendment No. 1 Effective Date, substantially in the form of Exhibit G to the Credit Agreement;

(vi) a Term Note duly executed and delivered by the Borrower in favor of each New 2014 Term Lender, if any, requesting the same; and

(vii) a Committed Loan Notice in accordance with Section 2.02(a) of the Amended Credit Agreement; and

(f) the incurrence of the New 2014 Initial Term Loans on the Incremental Amendment No. 1 Effective Date shall comply with the requirements of Section 2.12 of the Credit Agreement.

Section 9. Funding of New 2014 Delayed Draw Term Loans. Notwithstanding anything to the contrary in this Incremental Amendment or the Amended Credit Agreement, the obligation of each New 2014 Delayed Draw Term Lender to make the New 2014 Delayed Draw Term Loan to be made by it pursuant to Section 2(a)(ii) hereof shall be subject solely to the following conditions:

(a) the Incremental Amendment No. 1 Effective Date shall have occurred;

(b) the representations and warranties set forth in Section 5 hereof shall be true and correct (except that for purposes of this Section 9(b), the references therein to the “New 2014 Initial Term Loans” shall be replaced by references to the “New 2014 Delayed Draw Term Loans” and the references therein to the “Incremental Amendment No. 1 Effective Date” shall be replaced by references to the “Delayed Draw Borrowing Date”);

(c) no Default or Event of Default shall exist or would result from the borrowing of the New 2014 Delayed Draw Term Loans;

(d) the Borrower shall have paid to the Administrative Agent for the account of each New 2014 Delayed Draw Term Lender on the Delayed Draw Borrowing Date, the Delayed Draw Commitment Fee, if any, payable pursuant to Section 2.07(b) of the Amended Credit Agreement;

(e) the Administrative Agent and the Arranger shall have received all reasonable and documented costs and expenses required to be paid or reimbursed under Section 10.04 of the Credit Agreement or the Engagement Letter for which invoices have been presented three Business Days prior to the Delayed Draw Borrowing Date;

(f) the New 2014 Delayed Draw Term Loans shall be made on or prior to 5:00 p.m. (New York City Time) on the New 2014 Delayed Draw End Date;

(g) the Administrative Agent shall have received a Committed Loan Notice in accordance with Section 2.02(a) of the Amended Credit Agreement; and

(h) the incurrence of the New 2014 Delayed Draw Term Loans on the Delayed Draw Borrowing Date shall comply with the requirements of Section 2.12 of the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC., as Holdings and as a Guarantor

By:	/s/ J. Michael Gaither
Name:	J. Michael Gaither
Title:	Executive Vice President, General Counsel & Secretary

AMERICAN TIRE DISTRIBUTORS, INC., as Borrower

By:	/s/ J. Michael Gaither
Name:	J. Michael Gaither
Title:	Executive Vice President, General Counsel & Secretary

Each of the other Guarantors listed on Annex A hereto:

By:	/s/ J. Michael Gaither
Name:	J. Michael Gaither
Title:	Secretary

[Signature Page to Amendment No. 1 to Credit Agreement]

Annex A

AM-PAC TIRE DIST. INC.

THE HERCULES TIRE AND RUBBER COMPANY

HERCULES ASIA PACIFIC, LLC

TIRE WHOLESALERS, INC.

TERRY’S TIRE TOWN HOLDINGS, INC.

T & Z TIRE WHOLESALERS, INC.

TERRY’S TIRE TOWN, INC.

TERRY’S TIRE TOWN VIRGINIA, LTD.

TERRY’S TIRE TOWN BALTIMORE, LTD.

SUMMIT TIRES NORTHEAST, LLC

ENGLEWOOD TIRE WHOLESALE, INC.

BANK OF AMERICA, N.A., as Administrative Agent

By	/s/ Laura Call
Name:	Laura Call
Title:	Assistant Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

New 2014 Term Lenders:

BANK OF AMERICA, N.A., as New 2014 Term Lender

By	/s/ Douglas M. Ingram
Name:	Douglas M. Ingram
Title:	Managing Director

[Signature Page to Amendment No. 1 to Credit Agreement]

Schedule 1

New 2014 Term Loan Commitments

Lender	New 2014 Initial Term Loan Commitment	New 2014 Delayed Draw Term Loan Commitment
Bank of America, N.A.	$340,000,000	$80,000,000

Total:	$340,000,000	$80,000,000

Exhibit A

[Amendments to Credit Agreement attached]